As filed with the Securities and Exchange Commission on May 18, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

Registration Statement

Under The Securities Act of 1933

3M COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	41-0417775
(State of incorporation)	(I.R.S. Employer I.D. No.)

3M Center
St. Paul, Minnesota 55144 (651) 733-2204
(Address of principal executive offices)

3M 2008 Long-Term Incentive Plan
(Full title of the plan)

Gregg M. Larson

Deputy General Counsel

3M Company

3M Center

St. Paul, Minnesota 55144

Telephone: (651) 733-2204

(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price/Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value/share	29,000,000 shares	$84.08	$2,438,320,000	$173,852.22

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also registers such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of outstanding Common Stock because of events such as stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or other similar events.

(2)          Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of 3M Company’s Common Stock, par value $0.01 per share, on May 17, 2010, as reported by the New York Stock Exchange, which was $84.08.

REGISTRATION OF ADDITIONAL SECURITIES

The purpose of this Registration Statement is to register 29,000,000 additional shares of 3M Company’s common stock, par value $0.01 per share (the “Common Stock”) for issuance under the Company’s 2008 Long-Term Incentive Plan (the “Plan”).  The Common Stock registered hereunder is in addition to the 35,000,000 shares of Common Stock in connection with the Plan previously registered on the Company’s Form S-8 filed on May 20, 2008 (Commission File No. 333-151039) (the “Prior Registration Statement”).

This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities.  Pursuant to Instruction E, the contents of the Prior Registration Statement are incorporated by reference and made part of this Registration Statement, except as amended hereby.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Certain Documents by Reference.

The following documents, which have heretofore been filed by 3M Company (“3M”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to the Securities Exchange Act of 1934, as amended , are incorporated by reference herein and shall be deemed to be a part hereof:

(a)          3M’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as updated by our Current Report on Form 8-K dated May 17, 2010;

(b)         3M’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

(c)          Our Current Reports on Form 8-K dated March 4, March 26 and May 12, 2010;

(d)         The description of the 3M’s Common Stock contained in the Prospectus dated February 17, 2009, to the Registration Statement on Form S-3 (File No. 333-157374).

All documents later filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Act, before we file a post-effective amendment to this Registration Statement that indicates all securities offered under the Registration Statement have been sold or which deregisters all such securities that have not been sold, shall be deemed to be incorporated by reference and be a part of this Registration Statement from the date that document was filed.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Registrant’s Exchange Act file number with the Commission is 1-3285.

Item 8.          Exhibits.

See Exhibit Index

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, the State of Minnesota on this 18th day of May, 2010.

3M COMPANY

By	/s/ Gregg M. Larson
Name:	Gregg M. Larson, Esq.
Title:	Deputy General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

	Signature	Title

	*	Chairman of the Board, President,
	George W. Buckley	Chief Executive Officer (Principal Executive Officer and Director)

	*	Senior Vice President, Chief
	Patrick D. Campbell	Financial Officer (Principal Financial Officer)

	*	Vice President, Corporate Controller
	David W. Meline	and Chief Accounting Officer (Principal Accounting Officer)

	*	Director
Linda G. Alvarado

	*	Director
Vance D. Coffman

	*	Director
Michael L. Eskew

	*	Director
W. James Farrell

	*	Director
Herbert L. Henkel

	*	Director
Edward M. Liddy

	*	Director
Robert S. Morrison

	*	Director
Aulana L. Peters

	*	Director
Robert J. Ulrich

* By:	/s/ Gregg M. Larson
Gregg M. Larson
Attorney-in-fact
Date: May 18, 2010

Index to Exhibits

Exhibit Number	Description
3.1	Certificate of incorporation, as amended as of May 11, 2007, is incorporated by reference from the Form 8-K dated May 14, 2007.
3.2	Bylaws, as amended as of February 10, 2009, are incorporated by reference from the Form 8-K dated February12, 2009.
5	Opinion of Counsel (Consent of Counsel included therein).*
10	3M 2008 Long-Term Incentive Plan (as amended through February 2010) is incorporated by reference from the Form 8-K dated May 12, 2010.
15	Awareness Letter of PricewaterhouseCoopers LLP (regarding interim financial information)*
23	Consent of PricewaterhouseCoopers LLP (Consent of Counsel included in Exhibit 5).*
24	Power of Attorney*

*Filed herewith.